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Exhibit 10.9

                       ARBINET HOLDINGS, INC. EMPLOYMENT,
              NONDISCLOSURE AND ASSIGNMENT OF INVENTIONS AGREEMENT

            On this _____ day of ________, in exchange for my becoming employed by Arbinet Holdings, Inc., or its subsidiaries, affiliates, or successors (hereinafter referred to collectively as the "Company" or Employer"), I (also referred to as "Employee") hereby agree as follows:

            1. General. I understand that I have been hired by the Company as an employee. As an obligation of starting as an employee or continuing my employment, I will perform for the Company such duties as may be designated by the Company from time to time, including, but not limited to, those described in any Company employment offer letter to me. During my period of employment by the Company, I will devote my best efforts to the interests of the Company and will not engage in other employment or in any activities detrimental to the best interests of the Company without the prior written consent of the Company, nor will I engage in any activity which occupies my attention so as to interfere with the proper and efficient performance of my duties at the Company. I understand that my title, duties and reporting responsibilities will initially be as set forth in any such employment letter, until changed, and that same may change from those originally set forth in such letter. I understand that there are no other terms of compensation or benefits except as set forth in the employment letter. I further understand that I am an at will employee, and my employment may be terminated by the Company in its discretion at any time. I further understand that any representations to the contrary are unauthorized and void, unless contained in a formal written employment contract signed by an officer of the Company. I further understand that I can terminate my employment at any time.

            2. Assignment of Inventions. Without further compensation, I hereby agree promptly to disclose to the Company, and I hereby assign and agree to assign to the Company or its designee, my entire right, title, and interest in and to all Inventions (as defined in paragraph 6) which (a) pertain to any line of business activity of the Company, (b) are aided by the use of time, equipment, supplies, materials, facilities, services, or trade secrets of the Company, whether or not during working hours, or (c) relate to any of my work during the period of my employment with the Company, whether or not during working hours. I hereby waive and quitclaim to the Company any and all claims of any nature whatsoever that I now or hereafter may have for infringement of any patent resulting from any patent applications for any Inventions so assigned to the Company. If in the course of my employment at the Company, I use in or incorporate into or permit the Company to use in or incorporate into a released or unreleased Company product, program, process, or machine, an invention owned by me or in which I have an interest, the Company is hereby granted and shall have an exclusive royalty-free, irrevocable, worldwide license to make, have made, use, and sell that invention without restriction as to the extent of my ownership or interest. No rights are hereby conveyed in Inventions, if any, made by me prior to

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my employment with the Company which are identified in a sheet attached to and made a part of this Agreement, if any (which attachment contains no confidential information) or in Inventions to which the Company enjoys no claim under applicable law.

            3. Applications for Copyrights and Patents. I agree to perform, at Company expense, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist Company, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Inventions hereby assigned to the Company as set forth in paragraph 2 above. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. If I do not cooperate reasonably in signing such documents, I hereby authorize Company to execute on my behalf as my attorney in fact for the limited purpose of perfecting Company's rights in such Inventions, as if I had signed same myself, any and all documents which are reasonably necessary to perfect Company's rights in such Inventions.

            4. Non-Disclosure. I agree to hold in confidence and not directly or indirectly to use or disclose, either during or after termination of my employment with the Company, any Confidential Information (as defined in paragraph 6 below) I obtain or create during the period of my employment, whether or not during working hours, except to the extent authorized by the Company. I further agree to not disclose any Confidential Information to anyone inside the Company except on a "need-to-know" basis. If I have any questions as to what comprises such Confidential Information, or to whom if anyone it may be disclosed, I will consult with my manager. I agree not to make copies of such Confidential Information except as authorized by the Company. Upon termination of my employment or upon an earlier request of the Company, I will return or deliver to the Company all tangible forms of such Confidential Information in my possession or control, including, but not limited to, drawings, specifications, documents, records, devices, models, papers, notes, memoranda, manuals, designs, diskettes, CD's, tapes, and any other material on any media containing or disclosing any confidential or proprietary technical or business information, or any other material and copies or reproductions thereof.

            5. Prior Employer Information. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer, principals, partners, co-venturers, clients, customers, or suppliers of the vendors or customers of such persons or entities; and I will not bring onto the premises of the Company any unpublished document or any property belonging to any such persons or entities without their consent, and I will not violate any non-disclosure or proprietary rights agreement I might have signed in connection with any such person or entity. I agree not to enter into any agreement, either written or oral, in conflict with this Agreement.

            6. Inventions and Confidential Information. As used in this Agreement, the

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term "Inventions" includes, without limitation, electronic designs, hardware and software creations, discoveries, formulae, processes, manufacturing techniques, trade secrets, inventions, improvements, concepts, techniques, methods, systems, designs, circuits, cost data, computer programs, development or experimental work, work in progress, ideas and copyrightable or patentable works, including all rights to obtain, register, perfect and enforce these proprietary interests. The term "Confidential Information" means (a) information pertaining to any aspect of the Company's business which is not known by actual or potential competitors of the Company or (b) proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise, which the Company (or its suppliers or vendors) takes reasonable measures to protect against unauthorized disclosure to or use by third parties, including, without limitation, technical, financial, marketing, manufacturing, or distribution information, customer or client lists and names; addresses and phone numbers of Company's customers, clients, and employees; or other technical or business information or trade secrets of the Company.

            7. Excluded Inventions. Company shall have no right to any Invention or to claim that Employee shall have any obligation to assign to Company any Invention that Employee develops or developed entirely on Employee's own time without using the Company's equipment, supplies, facilities, material, services, or trade secret information; provided, however, that the foregoing limitation shall not apply to Invention(s) that either (i) relate at the time of conception or reduction to practice of the Invention to the Company's business, or Company's actual or demonstrably anticipated research or development or (ii) result from work performed by the Employee for Company. I agree to disclose all Inventions made by me to the Company in confidence in order to permit a determination as to whether or not the Inventions should be the property of the Company.

            8. Non-Solicitation. I agree that, during the term of my employment and for a period of one year thereafter, I will not solicit or encourage any employee of the Company to terminate his employment with the Company or to accept employment with any subsequent employer with whom I am affiliated in any way. I further agree that for one year after the date my employment by Company ceases, I will not solicit or attempt to solicit the employment for the benefit of a third party of any Company employee.

            9. Non-Competition. I agree that for a period of one year after termination of my employment, I will not accept employment or engage in activities directly or indirectly competitive with products (including actual or demonstrably anticipated research or development) on which I worked or about which I learned proprietary or confidential or trade secret information while employed at the Company. I agree that I shall not use at any time during the term of my employment or for any time afterwards, any proprietary or confidential or trade secret information which I learned while employed at the Company, in a manner which would be injurious to Company.

            10. Return of Property. Upon termination of my employment or upon an


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earlier request of the Company, I will return any keys, pass cards, identification cards, telephone cards, computer equipment, or other property belonging to the Company.

            11. Reimbursement. I hereby authorize the Company to withhold from any monies due to me from the Company at or following the time of termination of my employment (including without limitation salary, bonus, commissions, expense reimbursement, ESPP refunds, etc.) any amounts which I owe to the Company (including without limitation amounts for personal expenses charged to my Company credit cards, phone cards, cash advances, etc.). Further, the Company may condition the exercise of any stock options by requiring me to simultaneously sell a sufficient number of shares to generate cash required to repay any such amounts owed to the Company.

            12. Personal Property. I agree that the Company will not be responsible for loss of, disappearance, or damage to personal property on the Company premises, or if applicable, on residential premises subsidized by the Company (including apartments or temporary housing). I hereby release, discharge, and hold the Company harmless from any and all claims relating to loss of, disappearance, or damage to such personal property.

            13. Equitable Relief. I acknowledge that any violation of this Agreement by me will cause irreparable injury to the Company, and the Company shall be entitled to extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions, and permanent injunctions, without the necessity of posting bond or security.

            14. Attorneys' Fees. I agree that if court proceedings are required to enforce any provision of this Agreement, the prevailing party shall be entitled to an award of reasonable and necessary expenses of litigation, including reasonable attorneys' fees.

            15. Termination; Successors and Assigns. This Agreement shall (a) survive my employment by the Company, (b) not in any way restrict my right or the right of the Company to terminate my employment, (c) inure to the benefit of successors and assigns of the Company, and (d) be binding upon my heirs and legal representatives.

            16. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

            17. Governing Law. I agree that irrespective of its place of execution or performance, this Agreement shall be governed by, and enforced pursuant to, the laws of the State of Delaware, without regard to its conflicts of laws rules or provisions.

            18. Severability. In the event that any of the terms or provisions herein shall violate any statutory provision or may be otherwise unlawful or inoperative, it is the intent and


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desire of the parties that the remainder of this Agreement shall stay in full force and effect insofar as such terms do not violate any statutory provision or are otherwise lawful and that this Agreement be enforced to the maximum extent possible.

            19. Entire Agreement. I certify that, to the best of my information and belief, I am not a party to any other agreement which will interfere with my full compliance with this Agreement. This Agreement sets forth the entire Agreement of the parties as to my employment at the Company and any representations, promises, or conditions in connection therewith not in writing and signed by both parties shall not be binding upon either party.


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            I CERTIFY AND ACKNOWLEDGE THAT I HAVE CAREFULLY READ ALL OF THE
PROVISIONS OF THIS AGREEMENT AND THAT I UNDERSTAND AND WILL FULLY AND FAITHFULLY COMPLY WITH SUCH PROVISIONS.


ARBINET HOLDINGS, INC.                          EMPLOYEE

By ______________________________               Signature

Title ___________________________               Printed Name


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                                   ATTACHMENT

      The following "Inventions," as that term is defined in the Agreement to which this Attachment is affixed, are claimed by Employee.


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